Exhibit 99.1

 Molecular Devices Reports Record Revenues and Earnings for Third Quarter of
                                     2004

    SUNNYVALE, Calif., Oct. 28 /PRNewswire-FirstCall/ -- Molecular Devices Corporation (Nasdaq: MDCC) today announced record revenues and non-GAAP earnings for the quarter ended September 30, 2004.

    Revenues for the quarter were a record $41.5 million, or an increase of 42% compared to the same period last year. On a GAAP basis, which includes a one-time charge of $5.0 million for acquired in-process research and development related to the Axon acquisition, operating income for the third quarter of 2004 was $440,000. On a non-GAAP basis, excluding the one-time charge, operating income was $5.4 million for the quarter, or an increase of 71% compared to the same period last year.

    On a GAAP basis, including the $0.27 per fully diluted share one-time charge for acquired in-process research and development, the fully diluted loss per share for the third quarter of 2004 was $0.07. Excluding this $0.27 charge, fully diluted earnings per share were $0.20 for the third quarter, or an increase of 33% compared with the same period last year. A table reconciling operating income and fully diluted earnings per share on a GAAP and non-GAAP basis is provided immediately following the Condensed Consolidated Balance Sheets.

    "We are pleased to announce that we have successfully completed all aspects of the integration of Axon and that the results for all of the Axon product lines, including both life sciences and drug discovery products, exceeded our expectations for the quarter. We also continued to see good growth in our core MDC life sciences products due to the success of the SpectraMax M2 bench-top reader and Meta series of cellular imaging products," stated Joseph D. Keegan, Ph.D., Molecular Devices' President and Chief Executive Officer. "However, a number of our drug discovery product lines, including Discovery-1, IonWorks and Analyst, did not meet our expectations for the quarter. As a result of this unanticipated weakness, we have become more cautious about the state of the overall market."

    The Company also established guidance for the fourth quarter of 2004 and provided guidance for the full year 2005. For the fourth quarter of 2004, the Company anticipates revenues of $46 to $48 million and fully diluted GAAP earnings per share of $0.23 to $0.25. For the full year 2004, the Company anticipates revenues of $147 to $149 million, fully diluted non-GAAP earnings per share of $0.72 to $0.75 and fully diluted GAAP earnings per share of $0.41 to $0.43. A table reconciling estimated 2004 fully diluted earnings per share on a GAAP and non-GAAP basis is provided immediately following the Condensed Consolidated Balance Sheets. For the full year 2005, the Company anticipates revenues of $175 to $190 million and fully diluted GAAP earnings per share of $0.80 to $0.95.

    Conference Call Information

    An earnings announcement conference call is scheduled for Friday, October 29, 2004 at 8:00 a.m. PDT (11:00 a.m. EDT). Interested parties can participate in the call by dialing 800-289-0572 (domestic) or 913-981-5543 (international). A taped replay of this call will be available through November 5, 2004. Replay dial-in numbers are 888-203-1112 (domestic) and 719-457-0820 (international), and the access code for the replay is 975396.

    Investors can also access a live web-cast of the call through a link posted on the investor page on Molecular Devices' website
(www.moleculardevices.com). A replay of the web cast will remain at this location through November 4, 2004.

    About Molecular Devices Corporation

    Molecular Devices Corporation is a leading supplier of high-performance bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research. The Company's systems and consumables enable pharmaceutical and biotechnology companies to leverage advances in genomics, proteomics and combinatorial chemistry by facilitating the high-throughput and cost-effective identification and evaluation of drug candidates. The Company's solutions are based on its advanced core technologies that integrate its expertise in engineering, molecular and cell biology and chemistry. Molecular Devices enables its customers to improve research productivity and effectiveness, which ultimately accelerates the complex process of discovering and developing new drugs.

    This press release contains "forward-looking" statements, including statements related to future revenues and earnings. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements, including, among others, risks related to variations in the amount of time that it takes for the Company to sell its products and collect amounts receivable and shipped in the same quarter, which gives the Company limited visibility of future product shipments, competition, the Company's need to develop new and enhanced products and other risks detailed from time to time in the Company's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. Molecular Devices Corporation does not undertake any obligation to update forward-looking statements.


                        MOLECULAR DEVICES CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                 (unaudited)

                                         Three Months Ended  Nine Months Ended
                                            September 30,      September 30,
                                            2004     2003     2004     2003

    TOTAL REVENUES                        $41,502  $29,276  $101,044  $82,330

    TOTAL COST OF REVENUES                 15,802   10,763    38,120   30,875

      GROSS PROFIT                         25,700   18,513    62,924   51,455

    OPERATING EXPENSES:
      Research and development              6,432    4,649    15,158   14,127
      Selling, general and administrative 13,828 10,681 36,364 31,136 Acquired in-process research and
       development                          5,000       --     5,000       --

        Total operating expenses           25,260   15,330    56,522   45,263

    INCOME FROM OPERATIONS                    440    3,183     6,402    6,192
    Other income, net                          41       73       126      639

    INCOME BEFORE TAXES                       481    3,256     6,528    6,831
    Income tax provision                   (1,749)    (977)   (3,862)  (2,050)

    NET INCOME (LOSS)                     $(1,268)  $2,279    $2,666   $4,781

    BASIC NET INCOME (LOSS) PER SHARE      $(0.07)   $0.15     $0.17    $0.32

    DILUTED NET INCOME (LOSS) PER SHARE    $(0.07)   $0.15     $0.17    $0.31

    SHARES USED IN COMPUTING BASIC NET
     INCOME (LOSS) PER SHARE               17,751   14,935    15,557   15,142

    SHARES USED IN COMPUTING DILUTED
     NET INCOME (LOSS) PER SHARE           17,751   15,103    16,055   15,223


                        MOLECULAR DEVICES CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)
                                 (unaudited)

                                                   September 30,  December 31,
                                                        2004         2003
    ASSETS
      Current assets:
        Cash and cash equivalents                     $19,383       $50,260
        Short-term investments                             --         8,114
        Accounts receivable, net                       31,593        26,209
        Inventories, net                               27,075        17,025
        Deferred tax assets                             2,898         5,223
        Other current assets                            2,800         1,849
          Total current assets                         83,749       108,680

      Long-term investments                                --         1,736
      Equipment and leasehold improvements, net        11,583         9,706
      Other assets                                    155,683        46,791
                                                     $251,015      $166,913

    LIABILITIES AND STOCKHOLDERS' EQUITY
      Current liabilities:
        Accounts payable                               $4,536        $4,019
        Accrued liabilities                            20,859        17,356
        Short-term line of credit outstanding          15,000            --
          Total current liabilities                    40,395        21,375

    Long-term liabilities:
      Long-term deferred tax liabilities                6,607            --
        Total long-term liabilities                     6,607            --

    Stockholders' equity                              204,013       145,538

                                                     $251,015      $166,913


    HISTORICAL NON-GAAP RECONCILIATION (unaudited)

                                         Three Months Ended  Nine Months Ended
                                            September 30,       September 30,
                                           2004      2003      2004      2003

    OPERATING INCOME - GAAP BASIS          $440     $3,183    $6,402   $6,192
      Acquired in-process research and
       development                        5,000         --     5,000       --
    NON-GAAP OPERATING INCOME            $5,440     $3,183   $11,402   $6,192

    GAAP FULLY DILUTED EARNINGS (LOSS)
     PER SHARE                           $(0.07)     $0.15     $0.17    $0.31
      Acquired in-process research and
       development                         0.27         --      0.31       --
    NON-GAAP FULLY DILUTED EARNINGS PER
     SHARE                                $0.20      $0.15     $0.48    $0.31

    FULLY DILUTED SHARES                 18,327     15,103    16,055   15,223


    ESTIMATED NON-GAAP 2004 FULLY DILUTED EPS RECONCILIATION (unaudited)

                                                           Twelve Months Ended
                                                            December 31, 2004
                                                               Low      High

    ESTIMATED GAAP FULLY DILUTED EARNINGS PER SHARE           $0.42     $0.45
      Acquired in-process research and development             0.30      0.30
    ESTIMATED NON-GAAP FULLY DILUTED EARNINGS PER SHARE       $0.72     $0.75

    ESTIMATED FULLY DILUTED SHARES                           16,500    16,500

    Each non-GAAP financial measure presented in this press release is included because Molecular Devices Corporation's management uses this information to monitor and evaluate on-going operating results and trends excluding the unusual item related to the acquisition of Axon Instruments in July 2004. Molecular Devices' management believes such non-GAAP financial measures are also useful for investors because the charge for acquired in process research and development related to the Axon acquisition is the result of a transaction that is unusual due to its nature, size and frequency. Consequently, excluding this charge from Molecular Devices' operating results provides investors an important insight into Molecular Devices' operating results and related trends of its core business.

SOURCE  Molecular Devices Corporation
    -0-                             10/28/2004
    /CONTACT: Tim Harkness of Molecular Devices Corporation, +1-408-747-3533/ /Web site: http://www.moleculardevices.com /
    (MDCC)

CO:  Molecular Devices Corporation
ST:  California
IN:  HEA MTC BIO
SU:  ERN ERP CCA